Exhibit 32.2

Certification

Pursuant to Section 1350 of Chapter 63 of Title 18 of the

United States Code as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K of Aviat Networks, Inc. (“Aviat Networks”) for the fiscal year ended July 1, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John J. Madigan, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aviat Networks as of the dates and for the periods expressed in the Report.

Date: September 12, 2011	/s/ John J. Madigan
	Name:	John J. Madigan
	Title:	Vice President, Corporate Controller, Principal Accounting Officer and Interim Chief Financial Officer